UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2005

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On June 14, 2005, Insteel Industries, Inc. and certain of its affiliates entered into that certain Amendment No. 2 to Credit Agreement, dated June 14, 2005 (the “Amendment”), by and among Insteel Wire Products Company, as Borrower, Insteel Industries, Inc., as a Credit Party, Intercontinental Metals Corporation, as a Credit Party, and General Electric Capital Corporation, as Agent and Lender. The Credit Agreement was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 3, 2004 and is incorporated herein by reference.

     The Amendment amends the Credit Agreement to increase the permitted amount of dividend payments to (i) $875,000 in the aggregate in fiscal 2005 and (ii) $3,500,000 in the aggregate in any fiscal year after fiscal 2005. A copy of the Amendment is being filed as Exhibit 10.1 to this Current Report on Form 8-K and by this reference made a part hereof.

Item 8.01. Other Events

     On June 15, 2005, the Company issued a press release announcing that its board of directors had approved the reinstitution of a quarterly cash dividend of $0.06 per share payable on July 8, 2005 to shareholders of record as of June 24, 2005. A copy of this release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     While the Company intends to pay regular quarterly cash dividends for the foreseeable future, the declaration and payment of future dividends, if any, are discretionary and will be subject to determination by the board of directors each quarter after its review of the Company’s financial performance and business conditions. In addition, the Company’s ability to pay future dividends is subject to compliance with the dividend restrictions and financial covenant limitations in the Company’s Credit Agreement, as amended.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1	Amendment No. 2 to Credit Agreement, dated June 14, 2005, by and among Insteel Wire Products Company, as Borrower, Insteel Industries, Inc., as a Credit Party, Intercontinental Metals Corporation, as a Credit Party, and General Electric Capital Corporation, as Agent and Lender.

Exhibit 99.1	Press release dated June 15, 2005 announcing the reinstitution of a quarterly cash dividend of $0.06 per share.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant
Date: June 15, 2005	By:	/s/ H.O. Woltz III
H.O. Woltz III
President and Chief Executive Officer

Date: June 15, 2005	By:	/s/ Michael C. Gazmarian
Michael C. Gazmarian
Chief Financial Officer and Treasurer